AUTOTOTE CORPORATION
                        1997 INCENTIVE COMPENSATION PLAN

                  STOCK OPTION TO PURCHASE CLASS A COMMON STOCK


Stock Option granted by Autotote Corporation, a Delaware corporation (the "Company") to ______________ (the "Participant"), pursuant to the Company's 1997 Incentive Compensation Plan (the "Plan").

1.       Grant of Option

This certificate evidences the grant by the Company on ____________ to the Participant of an option (the "Option") to purchase, in whole or in part, on the terms herein provided, a total of __________ shares (the "Shares") of the Class A Common Stock, $.01 par value per share, of the Company at an exercise price of $_______ per share, which is not less than the fair market value of the Shares on the date of grant of this Option.

The Option becomes exercisable in the following cumulative installments:
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The  latest  date  on  which  this  Option  may be  exercised  (if  not  earlier terminated) is _______________.

2.       Exercise of Option

Each election to exercise this Option shall be in writing signed by the Participant or by his/her executor or administrator or the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution, or if the Participant is incapacitated, by the person or persons legally appointed to act on the Participant's behalf (in each such case, the "Legal Representative"), and received by the Company at its principal office, accompanied by payment in full as provided in the Plan. In the event that this Option is exercised by the Legal Representative of the Participant, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising this Option.

3.       Taxes

The Company is authorized to withhold shares pursuant to the exercise of this Option in an amount sufficient to satisfy any withholding and other taxes due or potentially payable in connection with such exercise.


4.       Nontransferability of Option

This Option may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary (as defined under the Plan) upon the death of the Participant, and is exercisable during the Participant's lifetime only by the Participant or by his or her guardian or legal representative, except as provided under the Plan.

5.       Provisions of the Plan

This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant herewith.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

                                              AUTOTOTE CORPORATION



                                              By:  ____________________________




Dated:  _________________